SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                             FORM 8-K


                          CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                           Date of Report:
                (Date of earliest event reported)
                           January 28, 1994



                   CITIZENS UTILITIES COMPANY
        (Exact name of registrant as specified in charter)



          Delaware                  0-1291                06-0619596
(State or other jurisdiction(Commission File Number)    (IRS Employer
      of incorporation)                           Identification No.)



High Ridge Park, P.O. Box 3801,  Stamford, Connecticut        06905
       (Address of principal executive offices)            (Zip code)



                (203) 329-8800
(Registrant's telephone number, including area code)



               No change since last report
(Former name or former address, if changed since last report)







Item 5.   Other Events

           On May 19, 1993, Citizens Utilities Company ("Citizens") and GTE's Telephone Operations Unit announced they have entered into definitive agreements for Citizens to purchase approximately 500,000 access lines in nine states for $1.1 billion in cash.

           Listed under Item 7 are Financial Statements of certain businesses expected to be acquired for the periods indicated.

Item 7.   Financial Statements of Businesses to be Acquired and Exhibits.

          (a)Financial statements of businesses to be acquired.

                 - Contel of New York, Inc., for each of the two years ended December 31, 1993.

          (c)Exhibits

             23.1   Consent of Arthur Andersen & Co.





















                               SIGNATURE





Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              CITIZENS UTILITIES COMPANY
                                    (Registrant)




Date:  July 5, 1994          By:/s/   Robert J. DeSantis
                                       Vice President and Treasurer